                                                                     EXHIBIT 1.1

                                  $150,000,000

                           CHAMPION HOME BUILDERS CO.

                          11 1/4% SENIOR NOTES DUE 2007


                               PURCHASE AGREEMENT

                                                                  April 12, 2002

Credit Suisse First Boston Corporation,

FIRST UNION SECURITIES, INC.
c/o Credit Suisse First Boston Corporation

Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

         1. Champion Home Builders Co., a Michigan corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation and First Union Securities, Inc., the several initial purchasers named in Schedule A hereto (the initial "PURCHASERS") U.S.$150,000,000 principal amount of its 11 1/4% Senior Notes due 2007 ("OFFERED SECURITIES"), to be issued under an indenture dated as of April 22, 2002 (the "INDENTURE"), between the Company, Champion Enterprises, Inc. (the "PARENT") and the subsidiaries listed on the signature pages hereto ("SUBSIDIARY GUARANTORS," and together with Parent, the "GUARANTORS") and Bank One Trust Company, N.A., as Trustee. The Company, the Parent and the Subsidiary Guarantors are collectively referred to herein as the "ISSUERS." The Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, among the Issuers and the Purchasers, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 11 1/4% Senior Notes due 2007 (the "EXCHANGE SECURITIES"), in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain certain restrictions on transfer) and registered under the Securities Act to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees (the "GUARANTEES") thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES."

         The Issuers hereby agree with the Purchasers as follows:



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         2. Representations and Warranties of the Issuers. The Company and the
Parent, jointly and severally, represent and warrant to, and agree with, and each Subsidiary Guarantor, solely with respect to itself, represents and warrants to, and agrees with the Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, and any other document approved in writing by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, Parent's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by Parent with the Commission or sent to its stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) Each of Parent and the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of Parent and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would, individually or in the aggregate not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Parent and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (c) The entities listed on Schedule B hereto are the only direct or indirect subsidiaries of Parent.

                  (d) Each "significant subsidiary" of Parent other than the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each Subsidiary Guarantor which is not a "significant subsidiary" (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly incorporated or organized and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each Subsidiary and of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests, as the case may be, of each Subsidiary and of the Company owned by the Parent, directly or through subsidiaries, is owned free from liens, encumbrances and defects.




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                  (e) The Indenture has been duly authorized by the Company and the Guarantors; the Offered Securities have been duly authorized by the Company; when the Offered Securities are delivered and paid for pursuant to this Agreement, the Indenture will have been duly executed and delivered, and, assuming due authorization, valid execution and delivery thereof by the Trustee, the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Offered Securities will conform to the description thereof contained in the Offering Document.

                  (f) On the Closing Date (AS DEFINED BELOW), the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (g) Each Guarantee has been duly authorized by each applicable Guarantor and, upon endorsement on the Offered Securities in accordance with the provisions of the Indenture and delivery of the Offered Securities to the Purchasers against payment therefor pursuant to
         Section 3 of this Agreement, will be entitled to the benefits of the Indenture, will conform to the description thereof contained in the Offering Document and will be valid and binding obligations of each such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (h) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of each of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (i) The Guarantees to be endorsed on the Exchange Securities by each Guarantor have been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (j) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.




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                  (k) None of Parent, the Company or any Subsidiary is in
         violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Parent, the Company and the Subsidiaries, taken as a whole, to which Parent, the Company or any Subsidiary is a party or by which Parent, the Company or any Subsidiary or their respective property is bound.

                  (l) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Parent, the Company or any Subsidiary or any of their properties, or
         (ii) any agreement or instrument to which the Company or any such Subsidiary is (or will be on the Closing Date) a party or by which Parent, the Company or any such Subsidiary is (or will be on the Closing Date) bound or to which any of the properties of Parent, the Company or any such Subsidiary is (or will be on the Closing Date) subject, including, without limitation, the Warehouse Facility (as defined below) or (iii) the charter or by-laws of Parent, the Company or any such Subsidiary, except, in the case of clauses (i) and (ii), for such breaches, violations or defaults that would not have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                  (n) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to include any securities of the Company or such Guarantor in the Registration Statements.

                  (o) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has indicated to the Company or any Guarantor that it is considering (i) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (ii) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (p) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company or such Guarantor or the Purchasers for a brokerage commission, finder's fee or other like payment in connection with the transaction contemplated hereby.

                  (q) Assuming the accuracy of the representations and warranties and due compliance with the covenants and agreements of the Purchasers contained in Section 4 hereof, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company other than such as may be required under state securities or blue sky laws.

                  (r) Except as disclosed in the Offering Document, Parent, the Company and the Subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof


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
         by them; and except as disclosed in the Offering Document, Parent, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (s) Parent, the Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated, or contemplated to be operated upon the acquisition and integration of the manufactured housing loan origination business of CIT Group, Inc., by them except where the failure to so possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could be reasonably expected to have a Material Adverse Effect.

                  (t) No labor dispute with the employees of Parent, the Company or any Subsidiary exists or, to the knowledge of the Issuers, is imminent that might, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Parent, the Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that could be reasonably expected to have a Material Adverse Effect.

                  (v) Except as disclosed in the Offering Document, none of Parent, the Company or any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuers are not aware of any pending investigation which might lead to such a claim.

                  (w) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting Parent, the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their respective obligations under the Indenture, the Registration Rights Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the knowledge of the Issuers, no such actions, suits or proceedings are threatened or contemplated.

                  (x) The industry, market and statistical data and estimates included in the Offering Document are based on or derived from sources that the Issuers believe to be reliable and accurate.

                  (y) The financial statements included in the Offering Document present fairly the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.




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
                  (z) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Parent, the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock.

                  (aa) None of the Issuers is an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and none of the Issuers is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be, an "investment company" as defined in the Investment Company Act.

                  (bb) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (cc) No registration under the Securities Act of the Offered Securities or the Guarantees is required for the sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales (as defined in the Registration Rights Agreement) assuming the accuracy of the representations and warranties and due compliance with the covenants and agreements of the Purchasers set forth in Section 4 hereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (dd) The offer and sale of 25,000 shares of Series C Cumulative Convertible Preferred Stock, no par value (the "PREFERRED SHARES"), to Fletcher International Ltd. on April 2, 2002 for an aggregate purchase price of $1,000 per share (the "PREFERRED SHARES OFFERING"), is exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

                  (ee) Each of Parent, the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (ff) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (gg) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts



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         within the meaning of Regulation S under the Securities Act
         ("REGULATION S") with respect to the Offered Securities or the Guarantees.

                  (hh) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (ii) Parent is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

                  (jj) On the Closing Date, the warehouse facility in an aggregate amount of $150.00 million to be issued to a third party borrower by Credit Suisse First Boston Corporation, New York Branch, and the ancillary agreements attached as exhibits thereto (collectively, the "WAREHOUSE FACILITY"), in connection with the Issuers' acquisition and operation of the manufactured housing loan origination business of CIT Group, Inc., will have been duly authorized, executed and delivered and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute the valid and legally binding obligation of such third party borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 97.214% of the principal amount thereof plus accrued interest from April 22, 2002 to the Closing Date (as hereinafter defined) the Offered Securities.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchasers at the office of Weil, Gotshal & Manges LLP at 10:00 A.M. (New York time), on April 22, 2002, or at such other time not later than seven full business days thereafter as the Purchasers and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers.

                  (a) The Purchasers represent and warrant to the Issuers that they are "accredited investors" within the meaning of Regulation D under the Securities Act.

                  (b) The Purchasers acknowledge that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchasers represent and agree that they have offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither the Purchasers nor their affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchasers, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

                  (c) The Purchasers agree that they and each of their affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of Parent or the Company.

                  (d) The Purchasers agree that they and each of their affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchasers agree, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) The Purchasers (i) have not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitations or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuers; and (iii) have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, form or otherwise involving the United Kingdom.

         5. Certain Agreements of the Issuers. The Parent and the Company, jointly and severally, agree with the Purchasers that:

                  (a) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document, will furnish the Purchasers with copies of any such amendment or supplement in a reasonable amount of time prior to its use and will use its best efforts to reflect in such document such comments as the Purchasers or their counsel may reasonably propose. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchasers' consent to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to the Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers request, and the Company will furnish to the Purchasers on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when Parent or the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company shall pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will endeavor, in cooperation with the Purchasers and their counsel, to qualify the Offered Securities for sale and determine their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of two years after the Closing Date, the Company shall, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (e) During the period of two years after the Closing Date, the Issuers shall not, and shall not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (f) During the period of two years after the Closing Date, no Issuer will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (g) The Company shall pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (ii) the cost of listing and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iii) the cost of any advertising approved by the Issuers in connection with the issue of the Offered Securities; (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the printing of memoranda relating thereto, (v) for any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuers shall also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Issuers' officers and employees and any other expenses of the Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (h) In connection with the offering, until the Purchasers shall have notified the Company of the completion of the resale of the Offered Securities, neither the Issuers nor any of their respective affiliates have or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered

         Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their respective affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers, LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                           (ii) on the basis of the review referred to in clause
                  (i) above, inquiries of officials of Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term or long-term indebtedness of Parent and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (B) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or consolidated net income;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Parent and its subsidiaries subject to the internal controls of Parent's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Parent or its subsidiaries taken as one enterprise which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of Parent or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Parent or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that Parent or the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Parent or the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Issuers, substantially in the form of Exhibit A, (ii) Dykema Gossett PLLC, special counsel for the Issuers, substantially in the form of Exhibit B, and (iii) regulatory counsel to the Company, substantially in the form of Exhibit C.

                  (d) The Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular. In rendering such opinion, Weil, Gotshal & Manges LLP may rely as to the incorporation of the Company and all other matters governed by Michigan law upon the opinion of Dykema Gossett PLLC, referred to above.

                  (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of Parent (as to itself and the Subsidiary Guarantors) and the Company (as to itself) in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of Parent and the Company and the Subsidiary Guarantors in this Agreement are true and correct, that the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Parent and its Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (f) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (g) The Issuers shall have completed and delivered to the Purchasers definitive documentation with respect to (i) the Warehouse Facility and (ii) Parent's acquisition of CIT Group Inc.'s manufactured housing loan origination business.

                  (h) The Issuers shall have completed and delivered to the Purchasers definitive documentation with respect to the mergers and related transactions to (i) establish the Company as the only direct subsidiary of Parent and (ii) transfer Parent's cash management operations to the Company.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may waive compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) The Issuers, jointly and severally, will indemnify and hold harmless the Purchasers, their partners, directors and officers and each person, if any, who controls such Purchasers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchasers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchasers for any legal or other expenses reasonably incurred by the Purchasers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by the Purchasers specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, that the foregoing indemnity with respect to any untrue statement contained in or omission from any preliminary offering circular shall not inure to the benefit of the Purchasers (or any person controlling the Purchasers) from whom the person asserting any such loss, claim, damage or liability purchased any of the Offered Securities that are the subject thereof if such person was not sent or given a copy of the Offering Document (or the Offering Document as amended or supplemented) at or prior to the written confirmation of the initial resale of such Offered Securities to such person and the untrue statement contained in or omission from such preliminary offering circular was corrected in the Offering Document (or the Offering Document as amended or supplemented).

         (b) The Purchasers will indemnify and hold harmless the Issuers, their directors and officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which an Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Purchasers specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchasers consists of paragraphs 3, 5, 8, 9 and 10 under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent actually prejudiced thereby. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by the Purchasers exceeds the amount of any damages which the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (e) The obligations of the Issuers under this Section 7 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchasers within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (iii), (iv), (v),
(vi) or (vii) of Section 6(b), the Issuers will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o CSFBC at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Investment Banking Department -- Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to the Parent at 2701 Cambridge Ct., Suite 300, Auburn Hills, MI 48236, Attention:
Treasurer.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the Purchasers in accordance with its terms.

                                  Very truly yours,

                                  CHAMPION HOME BUILDERS CO.


                                  By: ______________________________
                                  Name:
                                  Title:

                                  CHAMPION ENTERPRISES, INC.


                                  By: _____________________________
                                  Name:
                                  Title:




                                  A-1 CHAMPION GP, INC.
                                  A-1 HOMES GROUP, L.P.
                                  ALPINE HOMES, INC.
                                  AMERICAN TRANSPORT, INC.
                                  ART RICHTER INSURANCE, INC.
                                  AUBURN CHAMP, INC.
                                  BUILDERS CREDIT CORPORATION
                                  CAC FUNDING CORPORATION
                                  CARE FREE HOMES, INC.
                                  CENTRAL MISSISSIPPI MANUFACTURED HOUSING, INC. CHAMPION FINANCIAL CORPORATION
                                  CHAMPION GP, INC.
                                  CHAMPION RETAIL, INC.
                                  CHAMPION HOME COMMUNITIES, INC.
                                  CHAMPION MOTOR COACH, INC.
                                  CHANDELEUR HOMES, INC.
                                  CHI, INC.
                                  CLIFF AVE. INVESTMENTS, INC.
                                  CREST RIDGE HOMES, INC.
                                  CRESTPOINTE FINANCIAL SERVICES, INC.
                                  DUTCH HOUSING, INC.
                                  FACTORY HOMES OUTLET, INC.
                                  FLEMING COUNTY INDUSTRIES, INC.
                                  GATEWAY ACCEPTANCE CORP.
                                  GATEWAY MOBILE & MODULAR HOMES, INC.
                                  GATEWAY PROPERTIES CORP.
                                  GEM HOMES, INC.
                                  GENESIS HOME CENTERS, LIMITED PARTNERSHIP
                                  GRAND MANOR, INC.
                                  HEARTLAND HOMES, L.P.
                                  HOMEPRIDE FINANCE CORP.
                                  HOMES AMERICA FINANCE, INC.
                                  HOMES AMERICA OF ARIZONA, INC.
                                  HOMES AMERICA OF CALIFORNIA, INC.
                                  HOMES AMERICA OF OKLAHOMA, INC.
                                  HOMES AMERICA OF UTAH, INC.
                                  HOMES AMERICA OF WYOMING, INC.
                                  HOMES OF KENTUCKIANA, L.L.C.
                                  HOMES OF LEGEND, INC.
                                  HOMES OF MERIT, INC.
                                  I.D.A., INC.
                                  ISEMAN CORP.
                                  LAMPLIGHTER HOMES, INC.
                                  LAMPLIGHTER HOMES (OREGON), INC.
                                  MANUFACTURED HOUSING OF LOUISIANA, INC.

                                       MODULINE INTERNATIONAL, INC.
                                       NORTHSTAR CORPORATION
                                       PHILADELPHIA HOUSING CENTER, INC.
                                       PRAIRIE RIDGE, INC.
                                       REDMAN BUSINESS TRUST
                                       REDMAN HOMES MANAGEMENT COMPANY, INC.
                                       REDMAN HOMES, INC.
                                       REDMAN INDUSTRIES, INC.
                                       REDMAN INVESTMENT, INC.
                                       REDMAN MANAGEMENT SERVICES BUSINESS TRUST
                                       REDMAN RETAIL, INC.
                                       REGENCY SUPPLY COMPANY, INC.
                                       SAN JOSE ADVANTAGE HOMES, INC.
                                       SERVICE CONTRACT CORPORATION
                                       SOUTHERN SHOWCASE FINANCE, INC.
                                       SOUTHERN SHOWCASE HOUSING, INC.
                                       STAR FLEET, INC.
                                       THE OKAHUMPKA CORPORATION
                                       TRADING POST MOBILE HOMES, INC.
                                       U.S.A. MOBILE HOMES, INC.
                                       VICTORY INVESTMENT COMPANY
                                       WESTERN HOMES CORPORATION
                                       WHITWORTH MANAGEMENT, INC.,
                                           each as SUBSIDIARY GUARANTOR,


                                       By:
                                          --------------------------
                                          Name:
                                       Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
FIRST UNION SECURITIES, INC.

By:  Credit Suisse First Boston Corporation


By:
   --------------------------
Name:

Title:

                                   SCHEDULE A



                                                                         PRINCIPAL AMOUNT OF
                  PURCHASERS                                             OFFERED SECURITIES
                  ----------
Credit Suisse First Boston Corporation.............................         $135,000,000
First Union Securities, Inc........................................         $ 15,000,000





                                                                            ------------
                          Total....................................         $150,000,000
                                                                            ============

                                   SCHEDULE B

                                  Subsidiaries

A-1 Champion GP, Inc.
A-1 Homes Group, L.P.
Alpine Homes, Inc.
American Transport, Inc.
Art Richter Insurance, Inc.
Auburn Champ, Inc.
Builders Credit Corporation
CAC Funding Corporation
Care Free Homes, Inc.
Cedar River Development, L.L.C.

Central Mississippi Manufactured Housing, Inc.

Champion Development Corp.
Champion Financial Corporation

Champion GP, Inc.
Champion Home Communities, Inc.

Champion Motor Coach, Inc.
Champion Retail, Inc.
Champion-Phoenix Development Corp.

Chandeleur Homes, Inc.
CHI, Inc.
Cliff Ave. Investments, Inc.
Comal Farms Homes, L.P.
Comal Farms, Ltd.
Comal Management, L.L.C.
Covington Estates Limited Partnership

Covington Homes, L.L.C.
CR Forest, L.L.C.
Creekside of North Carolina, L.L.C.

Crest Ridge Homes, Inc.
Crestpointe Financial Services, Inc.

Dutch Housing, Inc.
Factory Homes Outlet, Inc.
FC Napannee, L.L.C.
Fleming County Industries, Inc.

Foley Grove, L.L.C.
Forest Communities Corp.
Forest Development, L.L.C.
Forest Homes, L.L.C.
Forest Management, L.L.C.
Forest Manager Corp.
Gateway Acceptance Corp.

Gateway Mobile & Modular Homes, Inc.

Gateway Properties Corp.
Gem Homes, Inc.
Genesis Home Centers, Limited Partnership

Grand Manor, Inc.; Heartland Homes, L.P.

Hidden Meadows, L.L.C.
Holmchamp, L.L.C.
HomePride Finance Corp.
Homes America Finance, Inc.
Homes America of Arizona, Inc.

Homes America of California, Inc.

Homes America of Oklahoma, Inc.

Homes America of Utah, Inc.
Homes America of Wyoming, Inc.

Homes of Kentuckiana, L.L.C.
Homes of Legend, Inc.
Homes of Merit, Inc.
I.D.A., Inc.
Iseman Corp.
Lamplighter Homes (Oregon), Inc.

Lamplighter Homes, Inc.
Manufactured Housing of Louisiana, Inc.

Moduline Industries, Ltd.
Moduline International, Inc.
Napanee Manager, L.L.C.
Northstar Corporation
Philadelphia Housing Center, Inc.

Phoenix Woodlake  Homes, L.P.
Phoenix Woodlake Management, L.L.C.

Phoenix Woodlake, Ltd.
Prairie Ridge, Inc.
Prairie Wind of Kansas, L.L.C.

Redman Business Trust
Redman Homes Management Company, Inc.

Redman Homes, Inc.
Redman Industries, Inc.
Redman Investment, Inc.
Redman Management Services Business Trust

Redman Retail, Inc.
Regency Supply Company, Inc.

San Jose Advantage Homes, Inc.

Service Contract Corporation
Southern Showcase Finance, Inc.

Southern Showcase Housing, Inc.

Star Fleet, Inc.
Sunchamp, L.L.C.
The Okahumpka Corporation
Trading Post Mobile Homes, Inc.

U.S.A. Mobile Homes, Inc.
Victory Investment Company
Western Homes Corporation
Whitworth Management, Inc.,

                                    EXHIBIT A

               Opinion of Shadden, Arps, Slate, Meagher & Flom LLP

                                             SUBJECT TO OPINION COMMITTEE REVIEW


                                                   April   , 2002
                                                         --
Credit Suisse First Boston Corporation

First Union Securities, Inc.
c/o Credit Suisse First Boston Corporation

         Eleven Madison Avenue
         New York, New York  10010

                  Re:        % Senior Notes due 2007
                           of Champion Home Builders Co.

Ladies and Gentlemen:

                  We have acted as special counsel to Champion Home Builders Co., a Michigan corporation (the "Company"), in connection with the purchase by you, as Initial Purchasers (the "Initial Purchasers"), and the sale by the Company to you of $150,000,000 aggregate principal amount of the Company's ___% Senior Notes due 2007 (the "Securities") to be issued under an Indenture, dated as of April _, 2002 (the "Indenture"), among the Company, the Guarantors (as defined herein) and Bank One Trust Company, NA, as Trustee (the "Trustee"), pursuant to a Purchase Agreement, dated April __, 2002 (the "Purchase Agreement"), among you, the Company and the Guarantors. The Indenture provides for the Securities to be guaranteed by Champion Enterprises, Inc., a Michigan corporation (the "Parent"), and certain subsidiaries of the Company named in the Indenture (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors").

                  This opinion is being furnished pursuant to Section 6(c)(i) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and the Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1, 2, 5, 6 and 7 below, the validity and binding effect thereof on such parties. We have also assumed that each of the Company, the Parent and the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation or organization and that each of the Company, the Parent and the Subsidiary Guarantors has complied with all aspects of applicable laws of jurisdictions other than the federal laws of the United States of America and the State of New York in connection with the transactions contemplated by the Transaction Documents (as defined herein). As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Officers' Certificate described below.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the final confidential offering circular, dated April _, 2002 (the "Offering Circular"), relating to the issuance and sale of the Securities;

         (b)      an executed copy of the Purchase Agreement;

         (c) an executed copy of the Registration Rights Agreement, dated April _, 2002 (the "Registration Rights Agreement"), among the Initial Purchasers, the Company and the Guarantors;

         (d)      specimens of the Securities;

         (e)      an executed copy of the Indenture;

         (f) the certificate of __________________, [Chief Executive Officer] of the Parent, and _____________________, [Chief Financial Officer] of the Parent, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Officers' Certificate");

         (g) the certificate of ___________________, Secretary of the Company, dated the date hereof; and

         (h)      copies of each of the Applicable Contracts (as defined below).

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                   The Purchase Agreement, the Securities, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "Transaction Documents." "Applicable Contracts" means those agreements or instruments identified in Schedule I hereto. "Applicable Laws" means those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement and the other Transaction Documents (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Authorities" means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable solely as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Purchase Agreement and the other Transaction Documents or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties. "Applicable Orders" means those judgments, orders or decrees identified on Schedule II hereto.

                  The opinions set forth below are subject to the following qualifications, assumptions and limitations:

                  (a) in rendering the opinion set forth in paragraph 5 below, we have assumed that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized officers and that the Securities, in the form delivered to you today, conform to the specimens thereof examined by us;

         (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Purchase Agreement (other than the Company) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

         (b) we have assumed that the execution and delivery by the Company and the Guarantors of each of the Transaction Documents and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company and the Guarantors or any of their respective properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to the Applicable Contracts ), (ii) any law, rule, or regulation to which the Company and the Guarantors or any of their respective properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to Applicable Orders) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to Governmental Approvals as to which we express our opinion in paragraph 4 below);

         (c) enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

         (d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents, or any transactions contemplated thereby;

         (e) we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

         (f) we express no opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition assignability to the extent such restriction on assignability is governed by sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Indenture is a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

2. The Registration Rights Agreement constitutes a valid and binding agreement of Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

3. The execution and delivery by the Company and the Guarantors of each of the Transaction Documents to which its is a party and the consummation by the Company and the Guarantors of the transactions contemplated thereby, including the issuance and sale of the Securities, will not
         (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company and the Guarantors of each of the Transaction Documents to which it is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Parent or any of its subsidiaries.

4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of each of the Transaction Documents by the Company or the Guarantors or the consummation by the Company or the Guarantors of the transactions contemplated thereby.

5. When issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

6. When the Securities are issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, each Guarantee will constitute the valid and binding obligation of each applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

7. When the Exchange Securities have been duly executed, authenticated, issued and delivered in exchange for the Securities in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), the Exchange Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

8. The statements in the Offering Circular under the caption "Description of the Notes", insofar as such statements purport to summarize certain provisions of the documents referred to therein fairly summarize such provisions in all material respects.

9. The statements set forth in the Offering Circular under the caption "Certain United States Federal Income Tax Considerations", insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

10. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Offering Memorandum, will not be subject to registration and regulation as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

11. Assuming (i) the accuracy of the representations and warranties of the Company and the Guarantors set forth in Section 2 of the Purchase Agreement and of you in Section 4 of the Purchase Agreement, (ii) the due performance by the Company and the Guarantors of the covenants and agreements set forth in Section 5 of the Purchase Agreement and the due performance by you of the covenants and agreements set forth in Section 4 of the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Circular, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Circular by purchasers to whom you initially resell the Securities and (v) that purchasers to whom you initially resell the Securities receive a copy of the Offering Circular prior to or simultaneously with the confirmation of such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Circular and the initial resale of the Securities by you in the manner contemplated in the Offering Circular and the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion as to any subsequent resale of any Security.


                  In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Offering Circular and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 8 and 9 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom. For purposes of the foregoing, we note that the Offering Circular has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act and does not contain all the information that would be required in a registration statement under the Securities Act.

                  This opinion is being furnished only to you in connection with the Purchase Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without our prior written consent.


                                       Very truly yours,

                                                                      Schedule I



                              Applicable Contracts


12. Indenture dated as of May 3, 1999 between the Company, the Subsidiary Guarantors and Bank One Trust Company, NA (formerly The First National Bank of Chicago), as Trustee.

13. Supplemental Indenture dated as of July 30, 1999 between the Company, the Subsidiary Guarantors and Bank One Trust Company, NA (formerly The First National Bank of Chicago), as Trustee.

14. Supplemental Indenture dated as of October 4, 1999 between the Company, the Subsidiary Guarantors and Bank One Trust Company, NA, as Trustee.

15. Supplemental Indenture dated as of February 10, 2000 between the Company, the Subsidiary Guarantors and Bank One Trust Company, NA, as Trustee.

16. Supplemental Indenture dated as of September 5, 2000, among the Company, the Subsidiary Guarantors and Bank One Trust Company, NA, as Trustee.

17. Registration Rights Agreement dated as of April 28, 1999 between the Company; Credit Suisse First Boston Corporation; Donaldson, Lufkin & Jenrette Securities Corporation; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers.

                                                                     Schedule II

                                Applicable Orders

None.

                                    EXHIBIT B

                         Opinion of Dykema Gossett PLLC

                                (1) LAW OFFICES

                        (Dykema Gossett PLLC Letterhead)

APRIL __, 2002
DG DRAFT 4/12/02
Credit Suisse First Boston Corporation

First Union Securities, Inc.
   c/o Credit Suisse First Boston Corporation

Eleven Madison Avenue
New York, New York 10010-3629
                       Re:     CHAMPION HOME BUILDERS CO.


Ladies and Gentlemen:

         We have acted as counsel for Champion Home Builders Co., a Michigan corporation (the "Company") and Champion Enterprises, Inc., (a Michigan corporation, the "Parent"), in connection with the sale by the Company of 11 1/2 % Senior Notes due 2007 in an aggregate principal amount of $150,000,000 (the "Notes") pursuant to a Purchase Agreement, dated April 12, 2002 (the "Purchase Agreement") between the several Purchasers, the Company, Parent and the Subsidiary Guarantors. This Opinion Letter is being rendered pursuant to Section 6(c) of the Purchase Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Purchase Agreement or the Accord (as defined below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. This Opinion Letter is limited to matters governed by the laws of the State of Michigan.

         In accordance with the Accord, we have relied on certain Public Authority Documents and certificates of officials of the Company, Parent the Subsidiary Guarantors. In addition, we have relied upon the representations and warranties made by the Company, Parent and the Subsidiary Guarantors in Section 2 of the Purchase Agreement, excluding, however, representations and warranties that constitute legal conclusions covered by this Opinion Letter. The General Qualifications set forth in the Accord shall apply to the opinions set forth in paragraph (9). With respect to the opinions set forth in paragraph (9), we express no opinion concerning the Indenture, dated as of May 3, 1999, among Parent, certain subsidiary guarantors, and The First National Bank of Chicago (the "1999 Indenture"). We note that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is being separately provided to you.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) Each of Parent and the Company has been validly incorporated and is an existing corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the Offering Document.

         (2) Each Subsidiary Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document.

         (3) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (4) The Exchange Securities have been duly authorized by the Company and the Guarantors.

         (5) The Guarantees have been duly authorized and endorsed on the Offered Securities by the Guarantors.

         (6) The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor.

         (7) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (8) The Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (9) The execution, delivery and performance of the Indenture, the Registration Rights Agreement and the Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over Parent, the Company or any Subsidiary Guarantor or any of their properties, or (y) any agreement or instrument to which the Company or any Subsidiary Guarantor is a party (other than the 1999 Indenture) and is filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 29, 2001, or (z) the charter of bylaws or other organizational documents of Parent, the Company or any Subsidiary Guarantor except, in the case of clauses
(x) and (y), for such breaches, violations or defaults that would have not have a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Agreement.

         (10) Assuming the accuracy of the representations and warranties and due compliance with the covenants and agreements of the Purchasers contained in
Section 4 of the Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the State of Michigan is required for the consummation of the transactions contemplated by the Operative Documents in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities or blue sky laws.

         (11) Assuming the accuracy of the representations and warranties and due compliance with the covenants and agreements of Fletcher International Ltd. contained in the Agreement, dated as of March 29, 2002, with Parent, the offer and sale of the Preferred Shares in connection with the Preferred Share Offering did not require registration under the Securities Act.

         This Opinion is being rendered solely for your benefit and the benefit of Bank One Trust Company, N.A., as Trustee under the Indenture, and no other person or entity shall be entitled to rely on matters set forth herein, or shall be entitled to quote or refer to any portion thereof, without the express written consent of the undersigned.



                                                  Sincerely,
                                                  DYKEMA GOSSETT PLLC



                                                  D. Richard McDonald

                                    EXHIBIT C

                          Opinion of Regulatory Counsel


         RE: HOMEPRIDE FINANCE CORP.

Ladies and Gentlemen:

We have acted as special consumer credit regulatory counsel to HomePride Finance Corp, regarding certain statements in the Champion Home Builders Co. Preliminary Confidential Offering Circular ("Offering Circular"), dated as of April 12, 2002.

In our opinion, the statements in the Champion Home Builders Co. Preliminary Confidential Offering Circular ("Offering Circular"), dated as of April 12, 2002, under the caption "Government Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, accurately summarize the matters referred to therein in all material respects.

We are members of the Bar of the State of New York and do not express any opinion with respect to the applicability of the laws of any jurisdiction other than the State of New York (without regard to conflicts of laws principles) and the federal laws of the United States of America.

In reaching the conclusions set forth herein, we have not undertaken any independent investigation of any records maintained by any party to the transactions contemplated by Offering Circular. We also have not reviewed of any of the documents related to the transactions contemplated by Offering Circular, other than the portions of the Offering Circular under the caption "Consumer Finance Business."

This opinion is based upon laws, regulations, and administrative interpretations currently in effect, and upon reported decisions through April 12, 2002. Unless HomePride instructs us otherwise in writing and we agree to do so, we undertake no obligation to inform you of any changes in such laws, regulations or interpretations which may result in any inaccuracy in this opinion.

This opinion is issued to the named addressees, and may not be furnished or quoted to, or relied upon by any other person or entity for any purpose without our prior express written permission.

                                Very truly yours,

                                McNamee, Lochner, Titus & Williams, P.C.



                                Marc J. Lifset